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   CUSIP No. 864444104                                Page 21 of 29 Pages
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                                   Exhibit 2

                                   Agreement
                                    between
         Raymond A.D. French, Raymond J.R. French and Alys G.C. French

                              Raymond A. D. French
                           350 West 50th Street, #23F
                              New York, NY 10019.
                             Phone: (212) 582-0900
                              Fax: (212) 582-0901


23 March 2001

Raymond J.R. French & Alys G.C. French
Cronk-Y-Chree
Smeale
Andreas
Isle of Man IM7 3ED
British Isles.


Dear Mr. & Mrs. French,

          This letter outlines our agreement regarding your holdings in the common stock of Suburban Lodges of America, Inc. (the "Company Shares") currently held by you at Salomon Smith Barney (account number 579-04325-11-069).

          As we have agreed, I will assume all investment duties with respect to all Company Shares held by you and shall have sole investment authority with respect to such Company Shares, including without limitation the power to dispose or to direct the disposition of the Company Shares. I may take any action or non-action I deem appropriate, with or without other consent or authority from you, and may exercise my discretion and deal in and with such Company Shares exactly as fully and freely as you might do as owner thereof. I shall be free to make investment changes when I, in my sole discretion, shall determine that such changes will promote our investment objective. I shall exercise any voting rights associated with the Company Shares in the manner I deem appropriate.

          You shall grant me a limited power of attorney that is attached to this letter agreement.

          You may terminate this agreement upon at least 61 days notice. Upon the expiration of the 61-day notice period, this agreement shall terminate, all discretionary authority granted to me over the Company Shares shall cease and the power of attorney that is attached to this letter shall be revoked.

Yours faithfully,

/s/Raymond A.D. French

Raymond A. D. French


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   CUSIP No. 864444104                                Page 22 of 29 Pages
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Accepted and agreed to
as of the 26th day of
March, 2001



By:   /s/ Alys G.C. French
      --------------------
Name: Alys G.C. French



Accepted and agreed to
as of the 26th day of
March, 2001



By:   /s/ Raymond J.R. French
      -----------------------
Name: Raymond J.R. French


                                     -22-
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   CUSIP No. 864444104                                Page 23 of 29 Pages
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                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, and each of them, residing at Cronk-Y-Chree, Smeale, Andreas, Isle of Man IM7 3ED, British Isles, hereby constitutes and appoints Raymond A. D. French their true and lawful attorney-in-fact to execute and sign all documents relating to their holdings in Salomon Smith Barney account number 579-04325-11-069 of the common stock of Suburban Lodges of America, Inc., including, without limitation, any purchase, sale or voting of such shares and all other matters, including the filing of any Schedule 13D with the Securities Exchange Commission, if necessary, and, the filing of any related joint filing agreement, in each case where such actions are related or in furtherance of the ultimate end of achieving our investment objective, granting unto such attorney-in-fact full power and authority to do and perform each and every act as each of the undersigned could do in person.



Date 26 March 2001                                   By:   /s/ Alys G.C. French
                                                         ----------------------
                                                           Alys G.C. French

ATTEST:



Date 26 March 2001                                   By: /s/ Raymond J.R. French
                                                         -----------------------
                                                         Raymond J.R. French

ATTEST:


                                     -23-